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                                                                    EXHIBIT 99.1



                         CONSENT OF SOLOMON ASSOCIATES



     We hereby consent to the use in the Prospectus of Conoco Inc. constituting part of this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-60119) of our reports relating to the performance of Conoco's European refineries which appear in such Prospectus. We also consent to the references to us under the headings "Downstream" and "Europe-Refining" and reference to us as "an independent benchmarking company."



Solomon Associates


September 24, 1998